EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Quaint Oak Bancorp, Inc.
Southampton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8  of Quaint Oak Bancorp, Inc. and its subsidiaries of our report dated March 27, 2013, relating to our audit of the consolidated financial statements which appear in Quaint Oak Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

ParenteBeard LLC
Reading, Pennsylvania
May 20, 2014